Exhibit 9

Execution Version

MONITORING FEE AGREEMENT

This MONITORING FEE AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2018, by and among Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and Goff Focused Strategies, LLC, a Texas limited liability company (“Goff”), and, solely for purposes of Sections 3 and 4 hereof, each of the Purchasers (as defined herein). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Class B Convertible Preferred Unit Purchase Agreement, dated as of January 23, 2018 (the “Purchase Agreement”), by and among the Partnership and each of the Purchasers named therein (collectively, the “Purchasers”).

WHEREAS, pursuant to the Purchase Agreement, the Partnership has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Partnership, certain Class B Convertible Preferred Units;

WHEREAS, Goff will expend efforts in connection with monitoring the Purchasers’ investment in the Class B Convertible Preferred Units, the Partnership desires to pay to Goff a quarterly monitoring fee to compensate Goff for such efforts, as described herein; and

WHEREAS, it is a condition to the respective obligations of the Partnership and each of the Purchasers to consummate the transactions contemplated by the Purchase Agreement that each of the parties execute and deliver this Agreement, contemporaneously with the Closing of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Quarterly Monitoring Fee. The Partnership shall pay, or shall cause to be paid, to Goff (or its designee), on or before the last Business Day of each fiscal quarter during the period beginning on the Effective Date and ending on the Termination Date (as defined below), a quarterly monitoring fee of $30,000 (the “Monitoring Fee”) in respect of such quarter; provided, however, that such Monitoring Fee shall be pro-rated (i) with respect to the quarter ended March 31, 2018, for the number of days between the Closing Date and March 31, 2018 (inclusive), and (ii) with respect to the quarter in which the Termination Date occurs, for the number of days between the first day of such quarter and the Termination Date (inclusive).

Section 2. Termination Date. This Agreement shall terminate and be of no further force and effect on the first to occur of: (i) the date on which the Partnership and Goff mutually agree in writing to terminate this Agreement, (ii) the date on which Goff and its Affiliates, together with any fund(s) managed by Goff or its Affiliates, no longer own in the aggregate at least $1.0 million Class B Convertible Preferred Units and Conversion Units, calculated based on the Per Unit Price, or (iii) August 11, 2021 (such date, the “Termination Date”); provided, however, that (x) the occurrence of the Termination Date will not affect the Partnership’s obligation to pay, or cause to be paid, any amounts accrued but not yet paid as of such date, and (y) the provisions of this Section 2 and Sections 3 and 4 will survive after the Termination Date.

Section 3. Duties; Disclaimers. Goff and each of the Purchasers agree that each of them shall have no duties to one another arising from, or relating to, this Agreement, the Purchase Agreement, or any of the Transaction Agreements, including, but not limited to, any fiduciary duties, any duties of care and/or loyalty, or the like. Each Purchaser agrees and acknowledges that Goff will not provide investment advice to the Purchasers as a group or any of them individually with respect to any equity security, including equity securities of the Partnership (except as may otherwise be specifically agreed to in writing subsequent to the date hereof). By previously entering into the Purchase Agreement and entering into this Agreement and the other Transaction Agreements, Goff and the Purchasers do not, and did not intend to (i) enter into any voting agreement with respect to any equity securities of the Partnership, (ii) form a partnership or joint venture, or (iii) to act together or in concert as a group or otherwise with respect to any matter relating to the Partnership, any equity securities of the Partnership, or any of the business or affairs of the Partnership. Unless explicitly agreed in writing to the contrary, no subsequent action by Goff or the other Purchasers shall be deemed to constitute any such agreement.

Section 4. Miscellaneous.

(a) Entire Agreement. This Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 8.05 of the Purchase Agreement.

(c) Interpretation. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.

(d) Governing Law; Submission to Jurisdiction. Section 8.07 of the Purchase Agreement shall apply to this Letter Agreement mutatis mutandis.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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(f) No Waiver; Modifications in Writing. Section 8.03 of the Purchase Agreement shall apply to this Letter Agreement mutatis mutandis; provided, however, that, except for Section 3 and this Section 4(f), this Agreement may be amended by mutual written agreement of Goff and the Partnership.

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Person other than the parties hereto and their respective successors and permitted assigns is intended to be a beneficiary of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PARTNERSHIP:

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC,
its general partner

By:	/s/ Jeffrey R. Olmstead
Name:	Jeffrey R. Olmstead
Title:	Chief Executive Officer

Signature Page to Monitoring Fee Agreement

GOFF:

GOFF FOCUSED STRATEGIES, LLC

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Managing Member

Signature Page to Monitoring Fee Agreement

PURCHASERS:

Goff Focused Energy Strategies, LP

By:	GFS Energy GP, LLC
its General Partner

By:	GFS Management, LLC
its Managing Member

By:	Goff Focused Strategies, LLC
its Managing Member

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Managing Member

Goff MCEP II, LP

By:	GFS MCEP GP, LLC
its General Partner

By:	GFS Management, LLC
its Managing Member

By:	Goff Focused Strategies, LLC
its Managing Member

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Managing Member

Signature Page to Monitoring Fee Agreement

Goff REN Holdings, LLC

By:	GFS REN GP, LLC
its Manager

By:	GFS Management, LLC
its Managing Member

By:	Goff Focused Strategies, LLC
its Managing Member

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Managing Member

Goff REN Holdings II, LLC

By:	GFS REN GP, LLC
its Manager

By:	GFS Management, LLC
its Managing Member

By:	Goff Focused Strategies, LLC
its Managing Member

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Managing Member

Signature Page to Monitoring Fee Agreement

Mid-Con Energy III, LLC

By:	/s/ Chad McLawhorn
Name:	Chad McLawhorn
Title:	Vice President, General Counsel and Corporate Secretary

Signature Page to Monitoring Fee Agreement